Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement (No. 333-            ) on Form S-1 of The ExOne Company and Subsidiaries (formerly The Ex One Company, LLC and Subsidiaries) of our report dated March 29, 2013 relating to the consolidated financial statements of The ExOne Company and Subsidiaries which appears in such Registration Statement.

We also consent to the reference to us under the caption “Experts” in such Registration Statement.

/s/ ParenteBeard LLC

Pittsburgh, Pennsylvania

August 21, 2013